Exhibit (n)


          Consent of Independent Accountants




We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-
Effective Amendment No. 3 to the registration statement on Form N-2 of our report dated October 8, 1999, relating to the financial statement of the LCM Internet
Growth Fund, Inc., which appears in such Statement of Additional Information. We also consent to the references to us under the headings "Experts" in the Prospectus and "Investment Advisory and Other Services
- Independent Accountants" in such Statement of
Additional Information.



                                 /s/ PricewaterhouseCoopers, LLP


                                 PricewaterhouseCoopers, LLP


Milwaukee, Wisconsin
October 8, 1999